                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Response Oncology, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            RESPONSE ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1996


         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the Shareholders of Response Oncology, Inc. (the "Annual Meeting") will be held at the offices of Response Oncology, Inc. (the "Company"), 1775 Moriah Woods Blvd., Memphis, Tennessee 38117 on Thursday, May 16, 1996, at 11:00 a.m., local time, for the following purposes:

         1. To elect three Class III directors to serve one year terms ending in 1997 and one Class I director to serve the balance of a three year term ending in 1998, or until their successors have been duly elected and qualified;

         2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996;

         3. To consider and act upon a proposal to adopt the 1996 Stock Incentive Plan providing for the issuance to officers, employees, directors, consultants and other designated persons of up to 630,000 shares of Common Stock; and

         4. To consider and act upon a proposal to amend the 1990 Non-Qualified Stock Option Plan to authorize the issuance of an additional 265,000 shares of Common Stock.

         Only shareholders of the Company of record as of the close of business on April 5, 1996, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the meeting and the above proposals.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Daryl P. Johnson
                                         --------------------
                                         DARYL P. JOHNSON
                                         Secretary
April 22, 1996


                 SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                            RESPONSE ONCOLOGY, INC.
                            1775 MORIAH WOODS BLVD.
                            MEMPHIS, TENNESSEE 38117



                                PROXY STATEMENT



                              GENERAL INFORMATION


         THIS PROXY STATEMENT is provided in connection with the solicitation of proxies by the Board of Directors of Response Oncology, Inc. (the "Company") for use at the annual meeting of shareholders to be held on May 16, 1996, (the "Annual Meeting") and any adjournment thereof. The mailing address of the principal executive offices of the Company is 1775 Moriah Woods Blvd., Memphis, Tennessee 38117. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 22, 1996.

THE PROXY

         The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in accordance with the terms thereof.

         Shares of the Company's common stock, $.01 par value per share ("Common Stock") represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such shares of Common Stock (i) FOR the election of all Class III director nominees and the Class I director nominee named in this Proxy Statement; (ii) FOR the ratification and selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996; (iii) FOR the adoption of the 1996 Stock Incentive Plan; and (iv) FOR the amendment to the 1990 Non-Qualified Stock Option Plan providing an additional 265,000 shares of Common Stock for issuance pursuant thereto. The named holders of proxies also will use their discretion in voting the shares of Common Stock in connection with any other business that properly may come before the Annual Meeting.

VOTING RIGHTS

         Each outstanding share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on April 5, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 5, 1996, the Company had outstanding 7,371,589 shares of Common Stock. Of the total number of outstanding shares of Common Stock on April 5, 1996, the Directors and executive officers of the Company, consisting of 13 persons, owned 774,221 shares comprising 10.5% of such total.

                                 REQUIRED VOTE

         Approval of each matter submitted to the shareholders of the Company for a vote at the Annual Meeting will require the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

         The following table sets forth information as of February 15, 1996, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock:


                                                      AMOUNT AND NATURE OF         PERCENT OF
                  NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        CLASS (1)
                  ------------------------            ---------------------        ----------
                  William H. West, M.D.                     817,760 (2)                11.09%

                  Seafield Capital Corporation            4,121,700 (3)                55.91%
                  P.O. Box 410949
                  Kansas City, Missouri 64141

(1) The percentages shown are based on 7,371,589 shares of Common Stock outstanding on February 15, 1996 plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, assuming conversion of the Company's Series A Stock and exercise of all options and warrants held by such holder, which stock, options and warrants may be converted or exercised within sixty (60) days of February 15, 1996.

(2) Includes 157,780 shares of Common Stock which Dr. West has the right to acquire pursuant to the exercise of options and warrants.

(3) W. Thomas Grant, P. Anthony Jacobs, and James R. Seward, directors of the Company, are officers and directors of Seafield Capital Corporation. Each such director disclaims beneficial ownership in the Common Stock owned by Seafield Capital Corporation.

         The following table sets forth, as of February 15, 1996, certain information regarding the beneficial ownership of common stock of Seafield Capital Corporation ("Seafield") by each director (including the nominees for election as directors) of the Company and by all directors and executive officers of the Company as a group. Messrs. Bumstead, Bovender, Clark, Hutts and Weaver and Drs. Kalman and West were not beneficial owners of any Seafield common stock as of February 15, 1996. Mr. Johnson owned 500 shares of Seafield common stock on that date.


                                        AMOUNT AND NATURE OF               PERCENT OF
 NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (5)             CLASS (1)
 ------------------------             ------------------------             ----------
 W. Thomas Grant II                          156,141 (2)                       2.4%
 P. Anthony Jacobs                            49,867 (3)                         *
 James R. Seward                              44,940 (4)                         *
 All directors and executive
 officers as a group (13 persons)            251,448                           3.9%

(1) The percentages shown are based on 6,462,933 shares of Seafield common stock outstanding on February 15, 1996 plus, as to each individual listed, the number of shares of Seafield common stock deemed to be owned by such holder for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, assuming exercise of all stock options held by such holder(s) which may be exercised on or within sixty (60) days of February 15, 1996.

(2) Includes 30,293 shares held by Mr. Grant as custodian for his children; includes 45,000 held in a family trust for which Mr. Grant serves as a co-trustee, and, in that capacity, shares voting and investment power; and includes 11,585 shares owned by Mr. Grant's spouse, with respect to which Mr. Grant disclaims beneficial ownership.

(3) Includes 1,000 shares owned by Mr. Jacobs' spouse and 200 shares owned by Mr. Jacobs' son, with respect to which Mr. Jacobs disclaims beneficial ownership.

(4) Includes 1,500 shares held in a family trust for which Mr. Seward serves as a co-trustee, and in that capacity shares voting and investment powers.

(5) With respect to each listed individual and directors and executive officers as a group, includes shares of Seafield common stock issuable upon the exercise of options under Seafield's stock option and incentive plans that were exercisable on or within 60 days of February 15, 1996, as follows: Mr. Grant, 5,000 shares; Mr. Seward, 5,000 shares; directors and executive officers as a group (13 persons), 10,000 shares. Also includes, with respect to each listed individual and directors and executive officers as a group, the following numbers of shares held in their respective accounts under the Seafield Capital Corporation 401(k) Plan and Trust as of December 31, 1995 (based upon the Plan statement as of that date), as to which shares of common stock the individual shares investment power but, except in the case of Mr. Seward, who shares voting power with respect to all 10,346 shares held in the Plan, does not have voting power: Mr. Grant, 1,066 shares; Mr. Jacobs, 1,786 shares; Mr. Seward, 640 shares (plus an additional 9,706 shares with respect to which Mr. Seward shares voting power as a member of the 401(k) Plan Administrative Committee); directors and executive officers as a group, 10,346 shares.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of February 15, 1996 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. None of the Company's officers or directors are beneficial owners of any of the Company's Series A Preferred Stock.

                                                       AMOUNT AND NATURE OF      PERCENT OF
                  NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP       CLASS (1)
                  ------------------------             --------------------       ---------
             Jack O. Bovender, Jr                                 5,000 (3)              *
             Director

             Frank M. Bumstead                                  104,781 (4)           1.42%
             Director

             Joseph T. Clark                                    124,640 (5)           1.66%
             Director, President and Chief
             Executive Officer

             W. Thomas Grant II (2)                               5,400 (6)              *
             Director

             Joseph C. Hutts                                      5,000 (7)              *
             Director

             P. Anthony Jacobs (2)                                9,400 (8)              *
             Director

             Daryl P. Johnson                                    28,440 (9)              *
             Chief Financial Officer

             Leonard A. Kalman, M.D.                           107,163 (10)           1.43%
             Director

             James R. Seward (2)                                 9,400 (11)              *
             Director

             Charles H. Weaver, M.D.                            31,000 (12)              *
             Chief Medical Officer

             William H. West, M.D.                             817,760 (13)          10.86%
             Chairman

             ALL DIRECTORS AND EXECUTIVE                     1,242,984 (14)          15.85%
             OFFICERS AS A GROUP (13 PERSONS)

(1) The percentages shown are based on 7,371,589 shares of Common Stock outstanding on February 15, 1996 plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 assuming exercise of all options, conversion rights and warrants held by such holder pursuant to which such holder may acquire Common Stock through the exercise thereof on or within sixty
         (60) days of February 15, 1996.

(2) W. Thomas Grant, P. Anthony Jacobs, and James R. Seward, directors of the Company, are officers and directors of Seafield Capital Corporation. Each such director disclaims beneficial ownership in the Common Stock owned by Seafield Capital Corporation.

(3) Represents shares of Common Stock which Mr. Bovender has the right to acquire pursuant to the exercise of options.

(4) Includes 5,000 shares of Common Stock which Mr. Bumstead has the right to acquire pursuant to the exercise of options and warrants.

(5) Includes 119,840 shares of Common Stock which Mr. Clark has the right to acquire pursuant to the exercise of options.

(6) Includes 5,000 shares of Common Stock which Mr. Grant has the right to acquire pursuant to the exercise of options.

(7) Represents shares of Common Stock which Mr. Hutts has the right to acquire pursuant to the exercise of options.

(8) Includes 5,000 shares of Common Stock which Mr. Jacobs has the right to acquire pursuant to the exercise of options.

(9) Includes 28,000 shares of Common Stock which Mr. Johnson has the right to acquire pursuant to the exercise of options.

(10) Includes 30,000 shares of Common Stock which Dr. Kalman has the right to acquire pursuant to the exercise of options. Includes 77,143 shares of Common Stock which Dr. Kalman has the right, pursuant to a power of attorney, to acquire upon conversion of a convertible note issued by the Company. Incudes 20 shares held by Dr. Kalman's wife in an individual retirement account, with respect to which Dr. Kalman disclaims beneficial ownership.

(11) Includes 5,000 shares of Common Stock which Mr. Seward has the right to acquire pursuant to the exercise of options.

(12) Represents shares of Common Stock which Dr. Weaver has the right to acquire pursuant to the exercise of options and warrants.

(13) Includes 157,780 shares of Common Stock which Dr. West has the right to acquire pursuant to the exercise of options and warrants.

(14) Includes 468,763 shares of Common Stock which directors and executive officers as a group have rights to acquire pursuant to the exercise of options and the conversion of convertible notes of the Company.

*        Represents less than 1% of total outstanding shares of Common Stock


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Director Meetings. The business of the Company is under the general management of its Board of Directors as provided by the Company's by-laws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors regularly meets quarterly during the Company's fiscal year. There are presently nine directors, seven of whom are not executive officers or employees of the Company ("Independent Directors"). The Board of Directors held six meetings during fiscal 1995. Mr. Hutts attended fewer than 75% of the meetings of the board of directors and committees during the year.

         Executive Committee. The Board of Directors has established an Executive Committee, which currently consists of Messrs. Bumstead, Jacobs and Seward, each of whom is an Independent Director. The Executive Committee was created to have more routine, detailed meetings with management and is empowered to act on behalf of the Board of Directors between meetings when such action is considered necessary. The Executive Committee met three times during fiscal 1995.

         Audit Committee. The Board of Directors has established an Audit Committee, which currently consists of Messrs. Bovender, Bumstead, Hutts, Jacobs and Seward (Chairman), each of whom is an Independent Director. The Audit Committee provides assistance and advice to the board of directors on auditing and related matters and reviews management's selection of independent auditors. The Audit Committee met one time during fiscal 1995.

         Nominating and Compensation Committee. The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Bovender, Bumstead, Grant, Hutts, Jacobs (Chairman), Kalman and Seward, each of whom is an Independent Director. The Compensation Committee reviews compensation, including stock incentives, of the Company's executive officers, and makes recommendations to the board of directors with respect to such compensation matters. The Compensation Committee also administers the Company's 1990 Non-Qualified Stock Option Plan and will administer the 1996 Stock Incentive Plan. The Compensation Committee serves as the Nominating Committee of the Company. The Compensation Committee met three times during fiscal 1995.

COMPENSATION OF DIRECTORS

         Directors who are executive officers or employees of the Company do not receive additional remuneration as directors. Independent Directors who are not also executive officers or directors of Seafield receive an annual retainer fee of $7,500 and $750 for each board meeting attended, exclusive of meetings by telephone conference call. Independent Directors are granted options to purchase 5,000 shares of Common Stock at the time of election to the board of directors of the Company and are granted options to purchase 1,000 shares of Common Stock during each calendar quarter of service as a director of the Company. To ensure compliance with Rule 16b-3 under the Securities Exchange Act of 1934, no options granted to such Independent Directors may be exercised earlier than six months from the date of the grant. All directors of the Company are eligible to receive reimbursement of expenses, if any, incurred in attending meetings of the board of directors and committees thereof.

NOMINEES FOR DIRECTORS.

         The Company's Charter divides the board of directors into three classes, with each class having not less than one director nor more than five directors. Class I directors are elected for terms of three years; Class II directors for terms of two years; and Class III directors for terms of one year. The board of directors has set at nine the number of directors constituting the full board of directors.

         The following four individuals have been nominated for election to serve as directors of the Company. Dr. Kalman was appointed to the board of directors in January 1996 to fill a vacancy as a Class I director to serve the balance of a three year term expiring at the 1998 annual meeting and is standing for election by the shareholders for the first time. See "Certain Transactions with Directors" and "Business Relationships between Company and Directors." Messrs. Clark, Seward and Grant are currently directors of the Company. Messrs. Seward and Grant are designees of Seafield. See "Business Relationships between Company and Directors." The remaining members of the Board of Directors listed below will continue as members thereof until their respective terms expire as indicated below.

         Unless a shareholder specifies otherwise, it is intended that such shareholder's shares of Common Stock will be voted for the election of the nominees to serve as directors until the expiration of their respective terms and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

                         DIRECTOR NOMINEES - CLASS III
                             (TERMS EXPIRING 1997)

JOSEPH T. CLARK, age 40, has been a director of the Company since 1988. Mr. Clark has served as the Chief Executive Officer of the Company since January 1996 and as President of the Company since February 1993. Mr. Clark was formerly the Executive Vice President and Chief Operating Officer of the Company from May 1989 to February 1993 and Secretary of the Company from September 1988 to February 1993. Mr. Clark also served as Chief Financial Officer of the Company from March 1988 to May 1989.

Committees: None


JAMES R. SEWARD, age 43, has been a director of the Company since 1990. Mr. Seward has served as the Executive Vice President of Seafield since May 1993 and was the Senior Vice President of Seafield from August 1990 to May 1993. Mr. Seward has also served as the Chief Financial Officer of Seafield since February 1991. Mr. Seward is a director of Seafield and Lab One, Inc. (approximately 82% of the common stock of which is owned by Seafield).

Committees: Audit (Chairman), Compensation and Executive


W. THOMAS GRANT II, age 45, has been a director of the Company since 1991. Mr. Grant is the Chief Executive Officer of Seafield and has served as the Chairman of the Board of Seafield since May 1993, prior to which time he served as the President. Mr. Grant is a director of Kansas City Power & Light Company, Commerce Bancshares, Inc., Seafield and Lab One, Inc.

Committees: Compensation


                           DIRECTOR NOMINEE - CLASS I
                              (TERM EXPIRING 1998)

LEONARD A. KALMAN, M.D., age 45, was appointed a director by the board of directors of the Company in January 1996 and is standing for election for the first time. Dr. Kalman is a practicing medical oncologist with Oncology Hematology Group of South Florida, P.A., where he has practiced for more than five years.

Committees:  Compensation

                         INCUMBENT DIRECTORS - CLASS II
                             (TERMS EXPIRING 1997)

P. ANTHONY JACOBS, age 54, has been a director of the Company since 1990. Mr. Jacobs has served as the President of Seafield since May 1993 and the Chief Operating Officer of Seafield since August 1990. Mr. Jacobs was the Executive Vice President of Seafield from August 1990 to May 1993 and has been a Director of Seafield since 1987. Mr. Jacobs is a director of Trenwick Group Inc., serving on its compensation committee, Seafield and Lab One Inc.

Committees: Audit, Compensation (Chairman) and Executive


JOSEPH C. HUTTS, JR., age 54, has been a director of the Company since 1993. Mr. Hutts is the President, Chief Executive Officer and director of PhyCor, Inc., a physician practice management company which operates multi-specialty medical clinics, since 1988. Mr. Hutts is also a director of Renal Care Group, Inc. and Quorum Health Group, serving on its compensation committee.

Committees: Audit, Compensation


JACK O. BOVENDER, age 50, has been a Director of the Company since 1994. Mr. Bovender formerly served as the Chief Operating Officer of Hospital Corporation of America from December 1992 until his retirement in March 1994. He was also the President, Eastern Group Operations, Hospital Corporation of America from June 1987 to December 1992. Mr. Bovender is also a Director of Quorum Health Group.

Committees:  Compensation


                         INCUMBENT DIRECTORS - CLASS I
                             (TERMS EXPIRING 1998)

WILLIAM H. WEST, M.D., age 48, has been a director of the Company since 1985. He has served as Chairman of the Board of Directors of the Company since February 1993. Dr. West served as Chief Executive Officer of the Company from May 1989 to January 1996 and Medical Director of the Company from 1985 to February 1996. Dr. West served as President of the Company from May 1989 to February 1993.

Committees:  None


FRANK M. BUMSTEAD, age 54, has been a director of the Company since 1985. He has served as the Vice-Chairman of the Board of the Company since February 1993. Mr. Bumstead was the Chairman of the Board of the Company from January 1989 to February 1993. He has been the Chairman and Chief Executive Officer of FBMS Financial, Inc., a financial management and business consulting firm, since January 1990. Mr. Bumstead is also a director of First Union National Bank of Tennessee, Nashville Country Club, Inc. and Veritus Music Entertainment, Inc., serving on the compensation committees of the latter two companies.

Committees:  Audit, Compensation, Executive (Chairman)


         Unless a shareholder specifies otherwise, it is intended that such shareholder's shares will be voted FOR the election of the foregoing nominees to serve as directors until the next annual meeting and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the

Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

CERTAIN TRANSACTIONS WITH DIRECTORS.

         The Company operates outpatient cancer treatment centers, one of which is located in Memphis, Tennessee adjacent to The West Clinic, P.C., an oncology practice in which Dr. West is a shareholder. The West Clinic provides space and other support services to the Company in the West Clinic premises. During the year ended December 31, 1995, the Company paid $59,000 to The West Clinic, P.C. for the use of space and support services. In addition, the Company provides pharmacy services to The West Clinic, P.C. and received $3,032,000 from The West Clinic, P.C. for these services during the year ended December 31, 1995. As of December 31, 1995, the Company carried an account receivable balance with The West Clinic, P.C. in the amount of $636,000, all of which was paid in March 1996.

         In January 1996, the Company acquired from Dr. Kalman all common stock owned by Dr. Kalman in Oncology Hematology Group of South Florida, P.A. (the "Group") for an aggregate purchase price of approximately $1,540,000. As partial consideration for the acquisition, the Company executed a promissory note payable to the stockholders of the Group in the principal amount of approximately $5,960,000, of which Dr. Kalman's beneficial interest is approximately $745,000. The note bears interest at the rate of 9% per annum and is payable in 59 consecutive equal amortized installments of principal and interest. Payments on the note may be received, at the election of the Group, in shares of Common Stock based on a conversion rate of $17.50 per share.

         In April 1996, the Company borrowed the principal amount of $10,000,000 from Seafield in order to finance acquisitions. The Company executed an unsecured promissory note for the entire principal amount of the loan, which note bears interest at the annual rate of prime plus 1% and matures on December 31, 1996, subject to acceleration in certain events. The promissory note is convertible into shares of Common Stock on and after August 1, 1996 at the option of Seafield at a conversion price equal to the fair market value of the Common Stock at the time of conversion.

BUSINESS RELATIONSHIPS BETWEEN COMPANY AND DIRECTORS

         In September 1991, the Company and Seafield executed an agreement (the "Offering Agreement") pursuant to which Seafield purchased a controlling block of the Common Stock and warrants to purchase additional shares of Common Stock. Pursuant to the Offering Agreement, the Company is required to obtain Seafield's consent prior to any of the following: (i) the sale or issuance of any options, warrants, convertible securities or other equity or ownership interests in the Company, other than specified options and warrants; (ii) declaration of any dividend or other distribution in respect of any class of the Company's capital stock, except for dividends in respect of the Company's Class A Preferred Stock; (iii) taking any action, except to the extent required by the fiduciary obligations of the board of directors of the Company, which would result in the vesting of any dissenters' or appriasal rights in favor of any holder of the Company's capital stock; (iv) consummation of any transaction with any officer, director or affiliate of the Company on terms and conditions less favorable than those available to the Company from unaffiliated third parties; or (v) taking any action that would cause the Company to become subject to the Tennessee Control Share Act. Pursuant to the Offering Agreement, the Company is required to use its best efforts to nominate at least two representatives designated by Seafield for election to the Company's board of directors. Presently, Messrs. Grant, Jacobs and Seward are Seafield designees serving as directors of the Company, with Messrs. Grant and Seward being nominated for reelection to a term of one year.

         The Company and the Group, of which Dr. Kalman is a stockholder, are parties to a management services agreement, executed in January 1996 in connection with the above-described acquisition, pursuant to which the Group pays the Company a management fee in exchange for the Company managing all of the non-medical aspects of the Group's oncology practice. The agreement presently provides for the payment by the Group of $720,000 in management fees, plus incentive fees in the event certain performance criteria are met by the Group.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY


DARYL P. JOHNSON, age 36, has served as Executive Vice President and Chief Financial Officer of the Company since October 1991 and has served as Secretary of the Company since February 1993. Prior to being appointed to his current position, Mr. Johnson was Controller of the Company from June 1990 until October 1991.


CHARLES H. WEAVER, M.D., age 34, has served as the Chief Medical Officer of the Company since February 1996. Prior to being appointed to his current position, Dr. Weaver was the Scientific Director of the Company from February 1994 until February 1996. Prior to joining the Company, Dr. Weaver was the Acting Instructor, Department of Internal Medicine at the University of Washington from 1991 until 1994.


JEFFREY H. WINOKUR, age 37, has served as Executive Vice President of Marketing of the Company since February 1996. Prior to joining the Company at that time, Mr. Winokur served as Vice President of Managed Care with Medpartners/Mullikin, Inc., a physician practice management company, since December 1993. From March 1991 until December 1993, Mr. Winokur served as a consultant for Performance Group, a healthcare consulting firm.


JOHN A. GOOD, age 38, has served as Executive Vice President, General Counsel of the Company since April 1, 1996. Prior to joining the Company at that time, Mr. Good was a corporate/securities partner in the Memphis, Tennessee law firm of Baker, Donelson, Bearman & Caldwell, P.C. from March 1994 until April 1996. Prior to that, Mr. Good was a corporate/securities partner in the Memphis, Tennessee law firm of McDonnell Boyd from July 1990 until March 1994.


EMPLOYMENT CONTRACTS; CHANGE OF CONTROL ARRANGEMENTS

         The Company has employment agreements with Mr. Clark and Dr. Weaver that expire December 31, 1997, subject to extension for consecutive one year periods at the election of the parties. Pursuant to such contracts, Mr. Clark and Dr. Weaver are paid a base salary of $200,000 and $208,000, respectively. Mr. Clark participates in a bonus plan that potentially pays him up to 100% of his base salary upon achievement of certain predetermined goals. The agreements are terminable by the Company only for cause. In the event of a change in control of the Company, if either officer's employment is terminated within one year after such change in control, Mr. Clark and Dr. Weaver will be entitled to severance payments equal to 300% and 200%, respectively, of their then-current base salary, subject to limitations consistent with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended. In the event the officer's employment is terminated by the Company without cause, then the officer will be entitled to receive his base compensation for the duration of the term of the agreement, provided he does not compete with the Company during such period. However, the officer may, in his sole discretion, waive his right to receive additional compensation following such termination of employment, in which event there will be no restriction upon his competing with the Company.

     The Company also has an employment agreement with Dr. West and Mr. Johnson that expire December 31, 1996, subject to extension for additional one year periods at the election of the parties. The Company shall pay Dr. West and Mr. Johnson annual minimum base salaries of $150,000 and $75,000, respectively, to be reviewed annually and subject to an increase or decrease according to the policies and practices adopted by the Board. In addition, each are eligible to receive annual incentive compensation awards. If the named executives are terminated without cause, the Company will pay Dr. West 150% of his then current base salary, and Mr. Johnson 50% of his then current base salary. With respect to Dr. West, he may elect to terminate his employment with the Company at any time within six months after the Company experiences a change in control from Seafield selling shares of their stock to an unaffiliated entity sufficient to give such entity greater than fifty percent (50%) voting control of the Company. Upon such termination the Company will pay Dr. West 150% of his then current base salary. At December 31, 1995 the base salaries of Dr. West, Mr. Clark, and Mr. Johnson were $225,000 and $140,000, respectively. This severance payment is payable in a lump sum, or at the option of the Company, over an eighteen (18) month period for Dr. West and over a six (6) month period for Mr. Johnson. The named executives are not entitled to any severance payment in the event they are terminated for "cause", as defined in the Agreements. The named executives' employment agreements also contain restrictive covenants pursuant to which the executives have agreed not to divulge confidential information of the Company and not to compete with the Company or hire or solicit employees or clients of the Company during the term of their employment by the Company and for a period of 24 months for Dr. West and 12 months for Mr. Johnson after their employment terminates.

The Compensation Committee is currently negotiating replacement employment agreements with Dr. West and Mr. Johnson.

COMPENSATION TABLES

         The following table sets forth the compensation for services rendered for each of the Company's last three fiscal years, of the Chief Executive Officer and its other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                          Long Term
                                                      Compensation Awards
                               ANNUAL COMPENSATION    -------------------
NAME AND PRINCIPAL             -------------------    OPTIONS/     LTIP        ALL OTHER
    POSITION            YEAR    SALARY     BONUS      SARs (1)    PAYOUTS    COMPENSATION
=========================================================================================
William H. West, M.D.   1995   $209,726   $148,250     62,500          0      $   102 (2)
Chairman                1994    185,000          0          0          0          102 (2)
                        1993    185,000          0     73,600          0          102 (2)
- -----------------------------------------------------------------------------------------
Joseph T. Clark,        1995   $182,343   $135,000     83,400          0      $ 1,102 (2)
President and CEO       1994    155,000          0          0          0          852 (2)
                        1993    136,397          0    126,800          0          602 (2)
- -----------------------------------------------------------------------------------------
Daryl P. Johnson,       1995   $129,653   $ 76,250     27,200          0      $ 1,102 (2)
Executive Vice          1994    104,109     20,000     13,000          0          852 (2)
President and CFO       1993     93,846     10,000     23,000          0       21,470 (3)
- -----------------------------------------------------------------------------------------
Charles H. Weaver,      1995   $214,398   $ 77,250     15,000          0      $ 2,995 (2)
M.D., Chief Medical     1994    182,154     11,640     10,000          0       27,013 (4)
Officer                 1993          0          0     20,000          0            0
- -----------------------------------------------------------------------------------------

(1) Reflects adjustment for a one-for-five reverse stock split effected by the Company on November 1, 1995.

(2) Reflects Company contributions paid or accrued to the named executive's account in the Company's 401(k) Profit Sharing Plan and Trust and premiums paid for term life insurance.

(3) Includes $20,868 of reimbursement for moving expenses, with balance reflecting Company contributions paid or accrued to the named executive's account in the Company's 401(k) Profit Sharing Plan and Trust and premiums paid for term life insurance.

(4) Includes $26,342 of reimbursement for moving expenses, with balance reflecting Company contributions paid or accrued to the named executive's account in the Company's 401(k) Profit Sharing Plan and Trust and premiums paid for term life insurance.

         Option Grants for the Year Ended December 31, 1995. The following table provides information on option grants by the Company to executive officers listed in the table above for the year ended December 31, 1995.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realization
                                                                                              Value at
                                               Individual Grants                          Assumed Rates of
                      -------------------------------------------------------------      Annual Stock Price
                                    % of Total Options        (1)                         Appreciation for
                                        Granted to         Exercise                        Option Term (2)
                        Options        Employees in          Price       Expiration     ----------------------
                        Granted        Fiscal Year         ($/Share)        Date           5%           10%
                        -------        -----------         ---------        ----           --           ---
Joseph T. Clark       83,400 (3)          20.80%             $12.50       09/07/05      $660,717    $1,669,588
- --------------------------------------------------------------------------------------------------------------
Daryl P. Johnson      22,200 (3)           5.54%             $12.50       09/07/05      $175,874    $  444,423
- --------------------------------------------------------------------------------------------------------------
Charles H. Weaver     15,000 (3)           3.74%             $12.50       09/07/05      $118,834    $  300,286
- --------------------------------------------------------------------------------------------------------------
William H. West       62,500 (3)          15.59%             $12.50       09/07/05      $495,142    $1,251,190
- --------------------------------------------------------------------------------------------------------------

(1) Exercise price represents fair market value of the Common Stock at the date the stock option was granted.

(2) The amounts reflected were computed pursuant to Instruction 7 to Item 402(c) of Regulation S-K and are not intended to be a prediction of future appreciation in the market value of the Common Stock. No gain to the recipient of the foregoing options is realizable by the named executive without an increase in the market value of the Common Stock that benefits all shareholders.

(3) Options are vested in and exercisable by the recipient upon the achievement of certain performance goals established by the Compensation Committee and set forth in the individual option agreements between the Company and the named executives.

         Aggregated Option Exercises for the year ended December 31, 1995.
The following table provides information with respect to the exercise of stock options by the executive officers listed above for the year ended December 31, 1995, and the value of each of their unexercised options at December 31, 1995. No executive officer exercised any options during the year ended December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


                           Exercised Options         Number of Shares Underlying     Value of Unexercised
                           -----------------            Unexercised Options          In-the-Money Options
                         Shares                        at Fiscal Year End (#)        at December 31, 1995(1)
                      acquired on        Value         ----------------------        -----------------------
     Name             exercise (#)    Realized ($)   Exercisable   Unexercisable    Exercisable  Unexercisable
     ----             ------------    ------------   -----------   -------------    -----------  -------------
Joseph T. Clark            -               -             119,840         130,360       $529,675         59,500
- --------------------------------------------------------------------------------------------------------------
Daryl P. Johnson           -               -              27,400          39,200       $ 68,438         29,250
- --------------------------------------------------------------------------------------------------------------
Charles H. Weaver          -               -              31,000          14,000       $ 66,250         52,500
- --------------------------------------------------------------------------------------------------------------
William H. West            -               -              95,280          92,220       $470,500         17,500
- --------------------------------------------------------------------------------------------------------------

(1) Based upon the closing price of $12.50 per share of the Common Stock on the National Market of The Nasdaq Stock Market on December 31, 1995.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee meets periodically to review and recommend for Board approval the Company's compensation program for senior executives and other key employees and independently administers the stock option and other incentive plans of the Company.

         The guiding principle of the Committee is to establish a compensation program which aligns executive compensation with the Company's objectives, business strategies and financial and operational performance. In connection with this principle, the Committee seeks to:

         (1) Attract and retain qualified executives in the highly competitive health care industry who will play a significant role in the achievement of the Company's goals.

         (2) Create a performance orientated environment that rewards performance with respect to the financial and operational goals of the Company and which takes into account industry-wide trends and performance levels.

         (3) Reward executives for the strategic management and the long-term enhancement of stockholder value.

         Compensation for the key executives consists of three elements: base salary and benefits, a performance based annual cash bonus and stock-based compensation.

         While the Committee seeks to weigh each element separately, it is their collective value that is considered in ensuring that the executive officers are appropriately compensated in a manner that advances both the short-term and long-term interests of the stockholders.

BASE SALARY

         The base salary for each executive officer is set on the basis of the salary levels in effect for comparable positions in the industry, adjusted for the executive's experience and performance level and internal comparability considerations. The Company monitors industry salary levels with the assistance of a compensation consultant. For 1995, executive officers' base salaries were competitive with salaries for individuals in comparable positions based on an industry survey commissioned by the Compensation Committee.

INCENTIVE COMPENSATION

         An executive officer's performance-based annual cash bonus is based upon pre-established financial goals as well as the achievement of strategic objectives and milestones. The primary financial goals set by the compensation committee have been target levels of earnings before interest and taxes (EBIT). An aggregate incentive pool is determined by taking a percentage of EBIT and allocating it among participants. In establishing a minimum level of EBIT before any bonuses are earned the Committee considers prior fiscal year performance and the amount of increase budgeted for the coming year. The percentage of EBIT credited to the bonus pool may be increased if actual EBIT exceeds budgeted EBIT. Based upon the CEO's recommendation as to the participant's contribution to the overall success in achieving the EBIT results, officers may earn from 10% to 100% of base salary. Achievement of strategic objectives and milestones may also be a portion of an individual's performance based annual cash bonus including the number of new IMPACT Center openings, development of infrastructure necessary to sustain future growth, obtaining financing on favorable terms, or more recently with diversification into the physician practice management business, the number of physicians under management.

STOCK INCENTIVES

Pursuant to the Company's various stock option and incentive plans, the compensation committee periodically awards stock options to executive officers, key employees, and consultants to the Company and its subsidiaries. Pursuant to the 1996 Stock Incentive Plan, if approved by the shareholders at the Annual Meeting, the compensation committee will have the ability to award shares of restricted stock, stock appreciation rights (whether separate or in tandem with stock options) in addition to stock options. Such stock based compensation provides for a long-term incentive for each participant to become a meaningful stockholder of the Company and provides a mechanism for aligning those participant's interests with those of the stockholders. The committee believes that such stock option grants are the foundation in the overall compensation packages because such grants recognize both productivity and profitability, while at the same time giving recipients a vested long term interest in the success of the Company through stock ownership.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Clark's base salary was increased to $200,000 in July 1995 in recognition of the Company's achievement of profitability and growth in its IMPACT Center network and for the purpose of bringing Mr. Clark's salary to a level more commensurate with companies with which the Company competes. Mr. Clark also assumed the title of Chief Executive Officer in January 1996 to provide focused leadership of the Company's diversification into the physician practice management business.

COMPENSATION COMMITTEE

Jack O. Bovender
Frank M. Bumstead
W. Thomas Grant II
Joseph C. Hutts
P. Anthony Jacobs (Chairman)
James R. Seward

PERFORMANCE GRAPH

        The graph below sets forth the cumulative total return to Response Oncology, Inc.'s shareholders during the five year period ended December 31, 1995, as well as an overall stock market index (Nasdaq Stock Market Total Return Index) and a peer group index (S&P Health Care Composite Index). The stock performance graph assumes $100 was invested on December 31, 1990:


                                   [GRAPH]



Year End Date                                    1990           1991         1992         1993         1994         1995
- -------------                                    ----           ----         ----         ----         ----         ----
Response Oncology, Inc.                          $100      $1,150.00      $675.00      $325.00      $337.50      $500.00
Nasdaq Stock Market Total Return Index            100         160.56       186.87       214.51       209.69       296.30
S & P Health Care Composite Index                 100         156.01       128.92       118.09       133.58       210.85

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the year ended December 31, 1995, the Compensation Committee of the board of directors of the Company consisted of Messrs. Bovender, Bumstead, Grant, Hutts, Jacobs and Seward, each of whom is an Independent Director. Messrs. Grant, Jacobs and Seward are executive officers of Seafield, which as of February 15, 1996 beneficially owned 55.91% of the Common Stock. No executive officer of the Company participates in the compensation decisions of Seafield.

                        COMPLIANCE WITH SECTION 16 UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission. Such directors, executive officers and shareholders are required pursuant to Securities and Exchange Commission regulations to furnish the Company with copies of all reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

         Based solely on a review of the Forms 3 and 4, and amendments thereto, furnished to the Company during the fiscal year ended December 31, 1995 and Form 5, and amendments thereto, furnished to the Company with respect to such fiscal year, and certain representations furnished to the Company, the Company believes that during the fiscal year ended December 31, 1995 all reports under
Section 16(a) of the Securities Exchange Act of 1934 required to be filed by directors, executive officers and 10% shareholders of the Company were timely filed.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 1.

                                  PROPOSAL 2.
               RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP
                AS THE 1996 INDEPENDENT ACCOUNTANTS AND AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for 1996. The selection is subject to approval by the shareholders not later than the date of the Annual Meeting. KPMG Peat Marwick LLP served as independent auditors of the Company for the years ended December 31, 1993, 1994 and 1995. Representatives of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                     ADOPTION OF 1996 STOCK INCENTIVE PLAN

GENERAL

         The Board of Directors has approved and submits to the Shareholders for approval the 1996 Stock Incentive Plan (the "1996 Plan") to provide directors, officers, key employees, medical directors, consultants and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of Common Stock with respect to which grants may be made under the 1996 Plan may not exceed 630,000 shares. The 1996 Plan is intended to qualify for favorable treatment under Section 16 of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3").

         The 1996 Plan provides for the grant of (i) shares of restricted stock ("Restricted Stock"); (ii) stock appreciation rights ("SARs"); (iii) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs") (collectively "Awards"). The 1996 Plan will be administered by the Compensation Committee. The Compensation Committee has, subject to the terms of the 1996 Plan, the sole authority to grant Awards under the 1996 Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1996 Plan.

         All of the Company's directors, officers, employees, medical directors, consultants and advisors are eligible to receive Awards under the 1996 Plan, but only employees of the Company are eligible to receive ISOs. The terms of each award will be set forth in an award agreement between the Company and the recipient. All awards under the 1996 Plan will vest upon a change in control or imminent change in control, as defined in the Plan.

STOCK OPTIONS

         The Compensation Committee may grant ISOs and NQSOs pursuant to the 1996 Plan, and Options may be issued in tandem with SARs. The Compensation Committee is authorized to issue "reload options" under the 1996 Plan. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Notwithstanding the provisions of any award agreement, options will become immediately exercisable in the event of a change or threatened "change in control" (each as defined in the 1996 Plan) of the Company and in the event of certain mergers and reorganizations of the Company. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock).

         The exercise price for ISOs granted under the 1996 Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock). The exercise price for non-qualified options granted under the 1996 Plan will be at the discretion of the Committee.

         There are no federal income tax consequences upon the grant of an option under the 1996 Plan, and the company will not be entitled to a federal income tax deduction by reason of such exercise. A sale of shares of Common Stock acquired upon exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the option generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, and the Company is not entitled to any tax deduction in connection therewith. If a sale of shares of Common Stock acquired upon exercise of an ISO occurs within one year from the date of exercise of the option or within two years from the date of the option grant (a "disqualifying disposition"), the optionee generally will recognize ordinary income equal to the lesser of
(i) the excess of the fair market value of the shares on the date of exercise of the option over the exercise price or (ii) the excess of the amount realized on the sale of the shares over the exercise price Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income will be long-term or short-term capital gain, depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary income recognized by the optionee.

RESTRICTED STOCK

         The Compensation Committee may issue shares of Restricted Stock to eligible persons in such amounts and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, determine.
Restrictions and other conditions may include, without limitation, restrictions on transferability and forfeiture upon the termination of employment of the holder of Restricted Stock during any vesting period specified by the Compensation Committee.

         Holders of Restricted Stock awarded pursuant to the 1996 Plan will be entitled to vote the shares of Restricted Stock and to receive dividends with respect thereto unless otherwise provided in the award agreement or unless such shares shall have been forfeited or the Compensation Committee shall otherwise have terminated such voting rights and right to receive dividends.

         Upon the lapse of any risk of forfeiture with respect to Restricted Stock, the holder of the Restricted Stock will recognize taxable income in an amount equal to the fair market value of the Restricted Stock at the time of such lapse, unless the holder made an election upon receipt of the Restricted Stock to recognize such taxable income at the time of the award, based on the fair market value of the Common Stock at that time. In the event any shares of Restricted Stock are forfeited for any reason by the holder thereof, the Company shall refund to such holder, without interest, all amounts paid for such shares.

STOCK APPRECIATION RIGHTS

         The Compensation Committee may grant SAR to any holder of an Option. Each SAR shall be for such term and shall be subject to such other conditions and terms as the Compensation Committee may determine. Such terms may include limitations on the amount of appreciation that may be recognized with respect to SAR and a specification of the portion of each SAR that is to be settled in cash and Common Stock or additional Options. Upon the exercise of SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

ADJUSTMENTS TO NUMBER OF SHARES ISSUABLE UNDER THE 1996 PLAN

         The number of shares of Common Stock that may be subject to awards pursuant to the 1996 Plan is subject to adjustment on account of stock splits, stock dividends, recapitalizations, reclassifications, reorganizations and similar transactions.

         The Board of Directors believes it to be in the best interest of the Company and its shareholders to adopt the 1996 Plan providing for the award of up to 630,000 shares of Common Stock to directors, officers, key employees, medical directors, consultants and certain advisors and the Board of Directors adopted resolutions to that effect at its February 8, 1996 regular meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to authorize the 1996 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 3

                                 PROPOSAL NO. 4
               AMENDMENT TO 1990 NON-QUALIFIED STOCK OPTION PLAN


         On February 8, 1996, the Company's Board of Directors approved an amendment to the 1990 Non-Qualified Stock Option Plan (the "1990 Plan") to increase the number of shares issuable under the 1990 Plan from 860,000 shares to 1,125,000 shares of Common Stock upon shareholder approval, to reserve the additional 265,000 shares for issuance and to amend correlating limitations in section 7(b) of the 1990 Plan.

         The purpose of the Amendment is to continue to aid the Company in motivating, attracting and retaining personnel of exceptional ability and to substitute options as deemed appropriate by the Board of Directors (or governing committee). If the Amendment is approved by the shareholders, (1) the total number of shares of Common Stock issuable under the plan will be 1,125,000, and (2) the total number of shares available for purchase upon exercise of options by any single director or officer and by all directors and officers as a group will be 375,000 and 750,000, respectively.

         On July 6, 1990, the Company's Board of Directors approved the adoption of the 1990 Plan, providing for the issuance of non-qualified stock options; the 1990 Plan was subsequently approved by the Company's Common Stockholders at the 1990 Annual Meeting and amended by the Board of Directors on January 31, 1992 to conform to Rule 16b-3 as promulgated under the Securities Exchange Act of 1934.

         Options under the 1990 Plan may be granted to directors, other than those designated by Seafield under the Offering Agreement, executive officers, key employees, and outside consultants of the Company and its affiliates. A "key employee" is a full-time salaried employee of the Company or one of its affiliates who is instrumental to the success of the Company or one of its affiliates. An "affiliate" means any person or entity which controls, is controlled by, or under common control with, the Company. There are six independent directors, four executive officers, two of whom are also directors, seven independent contractors who serve as medical directors, and 27 key employees currently eligible to participate under the 1990 Plan.

         The total number of shares which may be issued under the 1990 Plan as amended in 1995 is a maximum of 860,000. The proposed Amendment would increase this maximum amount of shares issuable under the 1990 Plan by 265,000 to 1,125,000 shares. The number of shares which may be granted under the 1990 Plan or under any outstanding options will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock. If any option granted under the 1990 Plan expires or terminates for any reason without having been exercised in full, unpurchased shares will again become available for option.

         Under section 7(b) of the 1990 Plan as currently in effect, the maximum number of shares of Common Stock as to which any director or officer of the Company may be granted options is limited to one-third (1/3) of the total number of shares issuable under the 1990 Plan, not to exceed 286,667. The maximum number of shares of Common Stock as to which all directors and officers may be granted options is limited to two-thirds (2/3) of the total number of shares issuable under the 1990 Plan, not to exceed 573,333 shares. The proposed Amendment will retain the 1/3 and 2/3 limitations but will increase the numerical limitations to 375,000 and 750,000, respectively.

         The 1990 Plan is administered by the Compensation Committee whose decisions are approved by the Board of Directors. Subject to the 1990 Plan, the Compensation Committee has full authority to determine the directors, officers, key employees and outside consultants of the Company and its affiliates to whom options will be granted, the number of shares to be subject to each such option, the option price, and the exercise period of the options. In making such determinations, the Compensation Committee takes into account the market value of the Common Stock, the nature of the services rendered and to be rendered by such individuals, their present and potential contributions to the Company and any other factors which the Compensation Committee deems relevant. Pursuant to an Offering Agreement with Seafield, the Company had to obtain the approval from the designees of Seafield who sit on the Company's Board of Directors before options to acquire more than 850,000 shares could be granted. The current designees are P. Anthony Jacobs and James R. Seward, both of whom are members of the Compensation Committee.

         Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder. No option may be exercised until the holder shall have been employed or retained by, or served as a directors of, the Company or one of its affiliates continuously for at least three (3) months from the date of grant. In the event the option holder is terminated as an employee, director or consultant of the Company by reason of disability or death, the holder or his representative may exercise the option for a period of twelve (12) months following termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. In the event the holders' relationship with the Company or its affiliates is terminated for any reason other than disability, death or willful misconduct, the holder may exercise his option for a period of three (3) months following termination. In all other circumstances, the option shall expire upon termination of the relationship between the option holder and the Company.

         If the employment, directorship or retention as a consultant of an option holder is terminated for "cause", as defined in the 1990 Plan, the Company may elect to purchase from the holder any Common Stock held by the holder at the time of termination for a price per share equal to the fair market value of the stock at the time the Company exercises its repurchase option. The Company shall have the right to repurchase such stock for a period of one year from the date of termination.

         The Non-qualified Plan will terminate on July 5, 2000, unless sooner terminated by the Board of Directors.

         The Board of Directors may amend or alter the 1990 Plan, but may not, so long as prohibited by law, (1) increase the aggregate number of shares of Common Stock which may be issued under the 1990 Plan, other than an increase merely reflecting a recapitalization (as discussed above), (2) modify the designation of persons eligible to receive options under the 1990 Plan, or (3) materially increase the benefits accruing to directors or officers who hold options without the approval of the holders of a majority of outstanding Common Stock of the Company. In addition, neither the Board of Directors nor the shareholders may modify the 1990 Plan in a way which adversely affects a holder's rights under an option, unless such holder consents to the modification.

         The holder of a non-qualified stock option shall not recognize income for federal income tax purposes on the grant of the option unless the option has a readily ascertainable fair market value. If the option does not have a readily ascertainable fair market value, income is recognized on the exercise of the option in an amount equal to the difference between the fair market value of the shares received as of the date of exercise and the exercise price. If, however, the underlying shares are subject to a substantial risk of forfeiture, as defined under the Internal Revenue Code, the holer will not recognize income upon the exercise of the option unless he so elects under
Section 83(b) of the Code. If such an election is not made, the holder will instead recognize income when the risk of forfeiture lapses. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year the income is to be included by the holder, provided the Company satisfies the applicable federal income tax withholding requirements. Upon the sale of Common Stock acquired as a result of the exercise of an option under the 1990 Plan, the holder will recognize gain or loss equal to the difference between the net sales price and the value of the Common Stock which had been recognized at the exercise date as income by the holder for federal income tax purposes, which gain or loss will either be short term or long term depending upon the period that the Common Stock was held after the option was exercised.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to authorize the proposed amendment to the 1990 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 4.

                         SHAREHOLDER PROPOSALS FOR 1996

         Pursuant to the Securities Exchange Act of 1934, shareholder proposals intended to be presented at the 1996 annual meeting of shareholders of the Company must be received by the Company at its executive offices on or before December 15, 1996.


                                 OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.


                           INCORPORATION BY REFERENCE

         The consolidated financial statements of the Company, included in the Company's 1996 Annual Report which accompanies this Proxy Statement, are hereby incorporated by reference into this Proxy Statement as if stated verbatim herein.



                                        BY ORDER OF THE BOARD OF DIRECTORS


                                               DARYL P. JOHNSON
                                                Secretary
April 22, 1996

                                   EXHIBIT A

                            RESPONSE ONCOLOGY, INC.
                           1996 STOCK INCENTIVE PLAN


1.       PURPOSE OF PLAN AND EFFECTIVE DATE.

         1.1 PURPOSE. The purpose of this 1996 Stock Incentive Plan (hereinafter called the "Plan") is to further the success and advance the interests of Response Oncology, Inc. and its subsidiaries and affiliates, including, without limitation, consolidated joint ventures (collectively, the "Company," where the context so requires) by making available shares of common stock of the Company, $.01 par value per share ("Common Stock") for purchase by or grants to eligible directors, officers, advisors, medical directors, consultants and key employees of the Company and thus to provide an additional incentive to such personnel to exert maximum effort toward the success of the Company and to give them a greater interest as shareholders in the success of the Company and in maximizing shareholder value.

         1.2 AWARDS. The Company intends this Plan to enable the Company to issue pursuant hereto (i) incentive stock options ("Incentive Stock Options") to purchase Common Stock, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code");
(ii) similar options to purchase Common Stock which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory" or "Non-Qualified" stock options); (iii) shares of Common Stock that are subject to limitations and restrictions as to encumbrance and transfer ("Restricted Stock"); and (iv) stock appreciation rights ("SAR") pursuant to which a recipient may recognize in cash the benefit from appreciation in the price of Common Stock.

         1.3 EFFECTIVENESS. The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is February 8, 1996; provided, however, that the Plan shall be subject to approval and ratification by shareholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of shareholders to be held within twelve months after February 8, 1996.

2.       DEFINITIONS.

         2.1 As used in this Plan, the following terms have the following respective meanings:

                 "1933 Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the 1933 Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                 "Award" means any grant of a Stock Option or SAR, and any award of Restricted Stock under the Plan, whether singly, in combination, or in tandem, to an Eligible Person by the Compensation Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.

                 "Award Agreement" means a written agreement setting forth the terms of an Award.

                 "Board" means the Board of Directors of the Company.

                 "Change in Control" means any transaction pursuant to which
         (i) the Company merges with another corporation, limited partnership, limited liability company or other business entity and is not the surviving entity; (ii) substantially all of the Company's assets are sold to persons or entities not affiliated with the Company; (iii) shares of Common Stock are issued to or acquired by persons (as defined in Section 13(d)(3) under the Securities Exchange Act of
         1934), their Affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) not affiliated with the Company who, immediately after such issuance or acquisition, own Common Stock comprising more than 20% of the number of shares of Common Stock issued and outstanding immediately after such issuance or acquisition; or (iv) any other transaction of a nature similar to the foregoing.

                 "Code" means the Internal Revenue Code of 1986, as amended. References to any provisions of the Code shall be deemed to include successor provisions.

                 "Committee" shall mean the Compensation Committee of the Board as from time to time constituted; provided, however, that for purposes of administration of this Plan, no person shall be a member of the Committee unless such person shall be a person who shall not cause the Plan to fail the "disinterested administration" test set forth in Rule 16b-3(c)(ii) under the Exchange Act.

                 "Common Stock" has the meaning set forth in SECTION 1.1 hereof.

                 "Company" means Response Oncology, Inc., and, where the context so requires, such term shall include subsidiaries of Response Oncology, Inc. and consolidated joint ventures in which Response Oncology, Inc. is a party.

                 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                 "Eligible Persons" means all persons described in SECTION 5 hereof who are eligible to receive Awards pursuant to this Plan.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                 "Fair Market Value" unless otherwise required by an applicable provision of the Code, as of any date, means the mean between the high and low sales price of the Common Stock on any exchange upon which the Common Stock is traded or on the National Market of the Nasdaq Stock Market on the date of an Award or, if there are no sales on said date, then on the next prior business day on which there was a sale. If no such sales price is available, then the price per share shall be determined by the Committee. If the Committee, in its sole discretion, shall determine that the average high and low sales price for a particular day is not, due to low trading volume or other factors which the Committee deems appropriate, indicative of Fair Market Value, then the Committee may use an average of the high and low sales prices of the Common Stock over a period not to exceed thirty (30) trading days immediately preceding the date of the Award in determining Fair Market Value.

                 "Imminent Change in Control" means any offer or announcement, oral or written, by any person or persons acting as a group, the intention of whom is to effect a Change in Control of the Company. The decision of the Committee whether an Imminent Change in Control has occurred shall be conclusive and binding.

                 "Incentive Stock Option" means any Incentive Stock Option granted pursuant to this Plan which is intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of
         Section 422 of the Code.

                 "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option Stock under the 1933 Act, as amended, shall not be deemed a Modification.

                 "Non-Statutory Stock Option" and "Non-Qualified Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

                 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

                 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

                 "Option Stock" means Common Stock subject to an option granted under this Plan.

                 "Participant" means any individual to whom an Option has been granted by the Committee under the Plan.

                 "Restricted Stock" means Common Stock issued to a Participant that is subject to restrictions on transfer or alienation, vesting and forfeitability provisions and such other terms and conditions as the Committee may determine and as may be set forth in an Award Agreement in respect thereof.

                 "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 65 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

                 "SAR" means a right to surrender to the Company all or a portion of a Stock Option and to be paid therefor an amount, in cash or shares of Common Stock (which may be Restricted Stock), as determined by the Committee, provided that the amount of cash or the Fair Market Value of any Common Stock, as the case may be, shall be no greater than the excess, if any, of (i) the Fair Market Value of the Option Stock to which the Option or portion thereof relates, determined on the date such right is exercised, over (ii) the aggregate Option Price of the Option Stock.

                 "Subsidiary" or "Subsidiaries" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

                 "Tax Date" means the date on which the amount of tax to be withheld with respect to any Award is determined.

                 "Termination for Cause" shall have the same meaning as in any employment agreement between any Participant and the Company, or, in the absence of such employment agreement, shall mean the termination of employment of a Participant due to (i) any illegal or dishonest conduct which adversely affects or may adversely affect the reputation, good will, or business position of the Company or which involves Company funds or assets; (ii) any intentional or material damage to property or business of the Company; (iii) theft, embezzlement or misappropriation of the Company's property; or (iv) the willful failure of the Participant to carry out his or her duties as an employee of the Company.

                 "10% Shareholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of
         Section 424(d) of the Code.

         2.2 References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

3.       STOCK SUBJECT TO PLAN.

         3.1 NUMBER OF SHARES. Subject to the provisions of SECTION 12 hereof, there shall be reserved for issuance or transfer in connection with Restricted Stock or SAR Awards or upon the exercise of the Options to be granted from time to time under the Plan an aggregate of 630,000 shares of Common Stock.

         3.2 EXCESS SHARES. Shares of stock which are attributable to Restricted Stock, SARs or Options which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards or the exercise of Options beginning in the calendar year in which they expire or otherwise become available.

         3.3 SOURCE OF STOCK. Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

         3.4 ADJUSTMENT. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Committee may, in its discretion, make appropriate adjustment in the number or kind of shares subject to Options or SARs granted under the Plan, and/or the exercise price and other terms and conditions of Options or SARs or appropriate adjustment in the maximum number of shares referred to in SECTION 3.1 of the Plan, as provided in SECTION 12 hereof.

4.       ADMINISTRATION.

         4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by the Committee, which at all times shall be comprised solely of disinterested persons (as defined by Rule 16b-3(c)(ii) promulgated under the Exchange Act), each of whom shall be a member of the Board, and appointed by the Board, as constituted from time to time. Members of the Committee shall serve until they resign or they are removed by the vote of a majority of the Board.

         4.2 AUTHORITY OF COMMITTEE. The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award and whether, if such Award is an Option, such Option is to operate on a tandem basis and/or in conjunction with or apart from other Awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each Award hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, any forfeiture provision or waiver thereof and any "reload" upon exercise of any Option granted), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (f) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

         4.3 DECISIONS OF COMMITTEE FINAL. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5.       ELIGIBILITY.

         Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other employees of the Company and Subsidiaries, as determined by the Committee. A director of the Company may receive an Incentive Stock Option under this Plan only if such person is otherwise an employee of the Company or a Subsidiary. In addition, employees, directors or officers of the Company (including Subsidiaries and other affiliates, including consolidated joint ventures), consultants, non-employee directors of the Company and advisors who the Committee determines are providing bona fide services to the Company, whether or not otherwise compensated, may receive any form of Award except an Incentive Stock Option at the discretion of the Committee. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by, and the responsibilities borne by, such eligible persons, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of SECTION 7 hereof, Awards may be made to persons who hold or have held options, restricted stock and/or stock appreciation rights under previous plans, and a person who has received an Award under the Plan may receive additional Awards under the Plan or under any future stock or option plan if the Committee shall so determine.

6.       AWARDS UNDER THE PLAN.

         6.1 TERM OF PLAN. The Committee may award Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, SARs or any combination of the foregoing to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

         6.2 CODE COMPLIANCE. In the case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

         6.3 EXERCISE PRICE. The Exercise Price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Committee at the time of grant; however, the Option Price of an Incentive Stock Option must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The Exercise Price of an Incentive Stock Option granted to any Participant who is a 10% Shareholder must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be Incentive Stock Options to the extent that the Fair Market Value of the shares of Common Stock with respect to which such Options first become exercisable in any year exceeds $100,000.

         6.4 VESTING. Except as set forth in the next sentence, awards of Options, Restricted Stock or SARs will vest and become non-forfeitable as determined by the Committee and set forth in an Award Agreement. Subject to the provisions of Section 422 of the Code, Options and SARs shall become exercisable in accordance with their terms and shares of Restricted Stock shall no longer be forfeitable in the event of Death, Disability or Retirement of a Participant or upon a Change in Control or Imminent Change in Control.

7.       GRANTING AND EXERCISE OF OPTIONS.

         7.1 LIMITATIONS ON EXERCISE OF OPTIONS. Notwithstanding any other provision of this Plan to the contrary, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

                 (a) The aggregate Fair Market Value (determined at the time the option is granted) of the Option Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000. Any option granted in excess of this $100,000 threshold shall be specifically designated Non-Qualified Options.

                 (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board, and Award Agreements evidencing such Grant(s) and the terms and conditions thereof may similarly be so executed, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the shareholders of the Company as provided in SECTION 1.3. Notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void.

         7.2 DURATION OF OPTIONS. The term of Options granted under the Plan shall be fixed by the Committee at the time of grant and set forth in an Award Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed 10 years from the date of grant. In the case of 10% Shareholders, the term of an Incentive Stock Option shall not exceed five (5) years from the date of grant. The terms of Options may, however, be shortened as provided in SECTION 11 hereof. No Option may be exercised after expiration of such Option's term.

         7.3 EXERCISE OF OPTIONS. An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted and as set forth in and subject to the provisions of any Award Agreement. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full as provided in SECTION 13 hereof upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in SECTION 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any Subsidiary and shall have been continuously employed by the Company or any Subsidiary since the date of grant.

8.       STOCK APPRECIATION RIGHTS (SARS).

         8.1 GRANTING OF SARS. The Committee may, in its discretion, grant a SAR to the holder of an Option either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted, so long as the grant is made during the period in which grants of SARs may be made under the Plan and, if made to a person subject to
Section 16(b) of the Exchange Act, is made more than six months before the end of the term of the Option.

         8.2 EXERCISE OF SARS. Each SAR shall be for such term and shall be subject to such other terms and conditions as the Committee shall impose and as may be set forth in an Award Agreement. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Participant upon his exercise of a SAR shall be paid in cash and what portion, if any, shall be payable in Common Stock or additional Options. If and to the extent that shares of Common Stock are issued in satisfaction of amounts payable on exercise of a SAR, the shares of Common Stock so issued shall be valued at their Fair Market Value on the date of exercise. Upon exercise of a SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Upon exercise of any Option, any SAR or portion thereof granted with respect to such Option shall expire and shall not thereafter be exercisable.

9.       RESTRICTED STOCK AWARDS.

         9.1 RESTRICTED STOCK AWARDS. The Committee may grant Restricted Stock Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

         9.2 ISSUANCE OF RESTRICTED STOCK. Restricted Stock awarded under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

         9.3 VOTING RIGHTS OF RESTRICTED STOCK. Unless otherwise determined by the Committee at the time of an Award, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends, if any, thereon, unless and until such shares are forfeited.

         9.4 REFUND OF CASH PAID FOR RESTRICTED STOCK. In the event all or any of the shares of Restricted Stock awarded to a Participant are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of the award prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

10.      TERMINATION OF EMPLOYMENT.

         10.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of the Termination for Cause or the voluntary termination of employment of any Participant to whom an Incentive Stock Option has been granted under the Plan, such Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall be null and void. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any Subsidiary. Nothing in the Plan or in any Award pursuant to the Plan shall confer on any individual any right to continue in the employ of or continue any other legal or contractual relationship with the Company or interfere in any way with the right of the Company to terminate his or her employment or occupancy of any corporate office or any other legal or contractual relationship at any time.

         10.2 DEATH OF PARTICIPANT. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Participant.

         10.3 DISABILITY OF PARTICIPANT. In the event that any Participant's employment with the Company shall terminate as a result of the Disability of such Participant, such Participant may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment.

         10.4 TERMINATION WITHOUT CAUSE. In the event of termination without cause of the employment of a person to whom an Incentive Stock Option has been granted under the Plan, any Incentive Stock Options held by him under the Plan, shall immediately vest and shall be exercisable for a period of three
(3) months following the date of termination.

         10.5 NON-QUALIFIED OPTIONS, RESTRICTED STOCK AND SARS. The terms and conditions of Non-Qualified Stock Options, Restricted Stock and SARs relating to the effect of the termination of a Participant's employment, or association with the Company, Disability of a Participant or his death shall be such terms and conditions as the Committee shall, in its sole and absolute discretion, determine at the time of termination, as specifically provided for in the Award Agreement executed by the Participant at the time of an Award.

11.      NON-TRANSFERABILITY OF RIGHTS

         No Award and no right under any Award shall be assignable or transferable otherwise than by will or the laws of descent and distribution and, except to the extent otherwise provided in SECTION 13, the rights and benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or by his guardian or legal representative.

12. RECAPITALIZATION, MERGER, CONSOLIDATION, CHANGE IN CONTROL AND SIMILAR TRANSACTIONS.

         12.1 ADJUSTMENT. Subject to any required action by the shareholders and Board of the Company, within the sole and absolute discretion of the Committee, the aggregate number of shares of Common Stock for which Awards may be made hereunder, the number of shares of Common Stock covered by each outstanding Option or SAR and the exercise price per share of Common Stock of each such Option or SAR, shall all be equitably adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without the receipt of consideration by the Company (other than shares held by dissenting shareholders).

         12.2 CHANGE IN CONTROL. All outstanding Options, SARs and Restricted Stock shall automatically vest and, in the case of Options and SARs, become immediately exercisable in the event of a Change in Control or Imminent Change in Control of the Company.

         12.3 EXTRAORDINARY CORPORATE ACTION. Subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole and absolute discretion, shall have the power, prior or subsequent to such action to:

                 (i) appropriately adjust the number of shares of Common Stock subject to each Option or SAR, the exercise price per share of Common Stock and the consideration to be given or received by the Company upon the exercise of any outstanding Options or SARs;

                 (ii) cancel any or all previously granted Options or SARs, provided that appropriate consideration is paid to the Participants in connection therewith; and/or

                 (iii) make such other adjustments in connection with the Plan as the Committee in its sole and absolute discretion, deems necessary, desirable, appropriate or advisable; PROVIDED, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to this plan to fail to meet the requirements of Section 422 of the Code.

Moreover, in the event of any transaction, whether a merger, consolidation, asset exchange, recapitalization or similar transaction, pursuant to which the Company's Common Stock shall be reclassified as, converted into or otherwise exchangeable for a different class of equity or debt security of the Company or any other issuer, Options and SARs granted pursuant hereto shall likewise be, without any action being required by a Participant or the Company, reclassified as, converted into or otherwise exchangeable for rights or options to receive such different security of the Company or any such successor or other issuer.

Except as expressly provided in SECTIONS 12.1, 12.2 and 12.3 hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this SECTION 12. In the event that the Company becomes a wholly owned subsidiary of another corporation, the definitive agreement regarding such transaction shall contain a provision which requires the new parent company to adopt a plan substantially similar hereto and grant options and/or stock appreciation rights substantially similar hereto to each Participant herein as a condition precedent to the consummation of the transaction.

         12.4 ACCELERATED VESTING. The Committee shall at all times have the power to accelerate the exercise date of Options and SARs and the vesting date of Restricted Stock previously granted under the Plan.

13.      PAYMENT OF PURCHASE PRICE, FEDERAL INCOME TAX OR OTHER WITHHOLDING
         AMOUNT.

         The Common Stock to be purchased upon exercise of any Option shall be paid for in full, in cash or as hereinafter provided at the time of such exercise. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering (i) certificates for shares of Common Stock having a value equal to the Exercise Price of the Options being exercised, or
(ii) a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds for the sale of shares of Common Stock or margin credit extended on shares of Common Stock (including the Common Stock to be acquired pursuant to the exercise of Options) to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company Common Stock surrendered in payment of the exercise price shall be its Fair Market Value, determined pursuant to SECTION 2.1, on the date of exercise. Upon receipt of a notice of exercise of a Stock Option and upon payment of the Option Price, the Company shall promptly deliver to the Participant a certificate or certificates for the shares of Common Stock purchased, without charge to him or her for issue or transfer tax. The Committee in its sole discretion may from time to time permit the method of exercising Options known as pyramiding or "cashless exercise" (that is, the automatic application of shares received upon the exercise of a portion of a Stock Option to satisfy the exercise price for additional portions of the Option). In the event that the exercise of any Non-Qualified Stock Option or any Incentive Stock Option which fails to qualify as such for any reason, the lapse of any restriction on any Restricted Stock or the grant or exercise of any other Award results in withholding of federal income tax or other withholding with respect to such Participant, the amount of such withholding shall be paid (in full) by the Participant to the Company in cash or by certified check at the time of such exercise; provided, however, that at the election of the Participant and with the consent of the Committee, Participants may satisfy withholding obligations through the surrender of certificates for shares of Common Stock having an aggregate fair market value at least equal to the withholding obligation of the Participant. Any such election to satisfy a withholding obligation through the surrender of shares of Common Stock shall be made in writing delivered to the Company by the Participant prior to the Tax Date, shall be irrevocable and shall be accompanied or followed by such information and documents as the Committee or the Company may reasonably require. The Committee may, in its sole discretion, at any time or from time to time, withhold its consent to any such election or suspend or terminate the right to make such election. In the event that the Participant is a person subject to Section 16(b) of the Exchange Act, then the foregoing election shall be subject to the following additional restrictions:
(i) no election shall be made within six months of the grant of an Award, except that this limitation shall not apply in the event death or disability of the Participant occurs prior to the expiration of such six month period; (ii) the election must be made either six months prior to the Tax Date or within such "window period" established by the Company from time to time during which reporting persons may acquire the Company's Common Stock. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Participant that all federal income tax or other withholding amounts have been properly calculated and paid.

14.      TERMINATION AND AMENDMENT.

         14.1 TERMINATION DATE. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Awards shall be made hereunder after December 31, 2005. The Plan may be terminated earlier by the shareholders of the Company or by the Board.

         14.2 AMENDMENT. Modifications or other amendments to the Plan may be made by the shareholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the shareholders of the Company within 12 months before or after the adoption of the Modification.

         14.3 PARTICIPANT CONSENT. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Award shall theretofore have been made, adversely affect the rights of such Participant under such Award; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Award previously made except pursuant to an express written agreement to such effect, executed by the Company and the Participant.

15.      TIME OF AWARDS.

         Nothing contained in the Plan shall constitute an Award hereunder.
Any Award pursuant to the Plan shall take place only upon approval by the Committee of a resolution recommending an Award under this Plan. Notice of the determination shall be given to each person to whom an Award is so made within a reasonable time after the date of such Award. After the making of an Award under this Plan, a written Award Agreement shall be duly executed by or on behalf of the Company and the Participant.

16.      FORM AND TERMS OF AWARD AGREEMENT.

         Award Agreements evidencing Awards pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Award Agreements may contain such terms, conditions, restrictions and limitations in respect of Options, SARs and/or Restricted Stock (and such provisions for the enforcement of compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws) as the Committee, in its sole discretion, may determine. To the extent any term in any Award Agreement shall be inconsistent with any term of this Plan, the term in this Plan shall govern.

17.      PARTIAL INVALIDITY.

         The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not affect the other provisions of this Plan or such Award Agreement nor affect the validity or enforceability of the other provisions of Award Agreements under this Plan, and this Plan and Awards hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18. SPECIAL PROVISIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS UNDER THIS PLAN AND NON-QUALIFIED STOCK OPTIONS.

         SECTION 5 describes the persons eligible to receive Awards under this Plan. The Committee in making any Award of an Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Award Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

19.      NO OWNERSHIP OR SUBSCRIPTION RIGHTS.

         Shares of Common Stock of the Company which are subject to an Option or SAR but which have not yet been purchased or paid for shall have no subscription rights and no Option or SAR holder shall be deemed to be a shareholder of the Company for any purpose.

20.      UNFUNDED PLAN.

         The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.

21.      RULE 16b-3 COMPLIANCE

         21.1 HOLDING PERIOD. Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under
Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

         21.2 RULE 16b-3 SAVINGS PROVISION. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to
Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

22.      GOVERNING LAW.

         The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

Plan Adopted by the Board of Directors on February 8, 1996 to be ratified by the shareholders no later than December 31, 1996.

                                                                      APPENDIX A

                            RESPONSE ONCOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 1996

         The Undersigned hereby appoints Daryl P. Johnson as true and lawful attorney or attorney-in-fact of the undersigned, with full power of substitution, to vote a proxy for the undersigned at the Annual Meeting of the Shareholders for Response Oncology, Inc. (the "Company") to be held at the Company's corporate offices located at 1775 Moriah Woods Boulevard, Memphis, Tennessee at 11:00 a.m., local time, on May 16, 1996 and all adjournments thereof, the number of shares of which the undersigned would be entitled to vote if then personally present for the following purposes:

         1. To elect three Class III directors to serve one-year terms ending in 1997 and one Class I director to serve the balance of a three year term ending in 1998, or until their successors have been duly elected and qualified.

      FOR all nominees listed below                    AGAINST all nominees listed below            ABSTAIN
- ----                                              ----                                         ----
(except as marked to the contrary below)

INSTRUCTION:            To withhold authority to vote for any individual
                        nominee, strike a line through the nominee's name in the list below:

Class III Directors:    Joseph T. Clark   W. Thomas Grant, II   James R. Seward

Class I Director:       Leonard A. Kalman, MD

         2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996.

                      FOR                     AGAINST                  ABSTAIN
                 ----                    ----                     ----

         3. To consider and act upon a proposal to adopt the 1996 Stock Incentive Plan providing for the issuance to officers, employees, directors, consultants, and other designated persons of up to 630,000 shares of Common Stock.

                      FOR                     AGAINST                  ABSTAIN
                 ----                    ----                     ----

         4. To consider and act upon a proposal to amend the 1990 Non-Qualified Stock Option Plan to authorize the issuance of an additional 265,000 shares of Common Stock.

                      FOR                     AGAINST                  ABSTAIN
                 ----                    ----                     ----

         5. To transact such other business as may properly be brought before the Annual Meeting or any adjourment thereof.

                          (Continued on reverse side)

                          (Continued from other side)

         This proxy, which is solicited on behalf of the Board of Directors of Response Oncology, Inc. will be voted in the manner described herein. If no direction is made, this proxy will be voted FOR all the proposals listed.

                                           DATE:                          , 1996
                                                 -------------------------


                                           -------------------------------
                                           SIGNATURE


                                           -------------------------------
                                           Signature if Held Jointly

NOTE: Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full name by authorized officer.